Exhibit 10.1

SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP SPROTT PRIVATE RESOURCE LENDING II (CO) INC. 200 Bay Street Suite 2600 Toronto, ON M5J 2J1
February 28, 2022

CONFIDENTIAL

Hycroft Mining Holding Corporation
Autar Gold Corporation (f/k/a Muds Acquisition Sub, Inc.)
AuxAg Mining Corporation (f/k/a Muds Holdco, Inc.)
Hycroft Resources & Development, LLC
Allied VGH LLC
c/o Hycroft Mining Holding Corporation
8181 E. Tufts Ave.
Suite 510
Denver, CO 80237
Re:    Waiver and Amendment

Ladies and Gentlemen:
Reference is made to (i) that certain Amended and Restated Credit Agreement, dated as of May 29, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and between HYCROFT MINING HOLDING CORPORATION, a Delaware corporation (the “Borrower” or “you”), SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, a limited partnership organized and existing under the laws of the Province of Ontario (the “Lender,” “us” or “you”), the Guarantors (as defined therein) and the other parties thereto, (ii) that certain waiver letter agreement, dated as of November 9, 2021 (the “Nov ‘21 Waiver”) by and between the Lender, the Borrower and the other Credit Parties party thereto, (iii) that certain waiver and amendment letter agreement, dated as of January 6, 2022 (the “Jan ‘22 Waiver,” and together with the Nov ’21 Waiver, collectively, the “Prior Waiver”) by and between the Lender, the Borrower and the other Credit Parties party thereto, and (iv) that certain Royalty Agreement, dated as of May 29, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Royalty Agreement”), by and between Borrower, as “Parent” thereunder, HYCROFT RESOURCES & DEVELOPMENT, LLC, a Delaware limited liability company (the “Owner”), and SPROTT PRIVATE RESOURCE LENDING II (CO) INC., a corporation existing under the laws of Ontario (the “Royalty Payee,” and together with Borrower and Owner, collectively, the “Royalty Agreement Parties”). Capitalized terms used but not otherwise defined in this letter agreement (this “Waiver and Amendment”) shall have the respective meanings ascribed thereto in the Credit Agreement or the Royalty Agreement, as applicable. For the avoidance of doubt, where applicable, the term Credit Parties shall include the Borrower and the Owner in their capacities as parties to the Royalty Agreement.

You have advised us that (a) the amount of Unrestricted Cash of the Borrower may be less than $9,000,000 from time to time as of the last day of a calendar month during the Waiver Period (as defined in the Nov ’21 Waiver), (b) you intend to effect the sale of certain mill and related assets pursuant to one or more transactions constituting a Permitted Disposal under clause (d) of the definition of Permitted Disposal (collectively, the “Mill Asset Sales”), and (c) the payments of Additional Interest and the scheduled installment of principal, each due and payable on February 28, 2022 under Sections 2.7, 2.9 and 4.1 of the Credit Agreement (and any applicable Prepayment Premium under Section 4.7 in connection therewith), respectively, on such date will further prevent the Borrower from maintaining the required amount of Unrestricted Cash required under the Credit Agreement, as modified pursuant to the Prior Waiver and this Waiver and Amendment.
You have acknowledged that, prior to giving effect to this Waiver and Amendment:
(a) Section 8.1(q)(ii) of the Credit Agreement, as modified pursuant to the Prior Waiver, requires, that the Borrower shall maintain at least $9,000,000 of Unrestricted Cash on the last day of each calendar month during the Waiver Period;
(b) Section 9.1(c) of the Credit Agreement provides that, among other things, an Event of Default will occur if the Borrower defaults in observing or performing any covenant or condition set out in Section 8.1(q)(ii) of the Credit Agreement;
(c) pursuant to Section 4.4(b) of the Credit Agreement, the Borrower is required to apply a certain percentage of the net cash proceeds from the Mill Asset Sales to prepay the outstanding balance of the Facility;
(d) [RESERVED]
(e) pursuant to Section 2.9 of the Credit Agreement, the Borrower is required to make a certain payment of Additional Interest for the 3-month period ending February 28, 2022 and such payment is due and payable on February 28, 2022 (the “Feb Additional Interest Payment”);
(f) pursuant to Section 4.1 of the Credit Agreement, the Borrower is required to make a certain payment in respect of principal owing under the Facility and such payment is due and payable on February 28, 2022 (the “Feb Principal Payment”); and
(g) Section 9.1(a) of the Credit Agreement provides that an Event of Default will occur if the Borrower defaults in the payment of any principal amount of the Facility or interest payable under the Credit Agreement, when due.
You have requested that we:
(a) waive Section 8.1(q)(ii) of the Credit Agreement and the Borrower’s obligation to maintain at least $9,000,000 of Unrestricted Cash on the last day of each calendar month during the Waiver Period, provided that, the Borrower maintains at least $7,500,000 of Unrestricted Cash on the last day of February 2022 and at least $9,000,000 on the last day of each calendar month thereafter during the Waiver Period;
(b) waive Section 9.1(c) of the Credit Agreement (and any corresponding Default or Event of Default) with respect to any default (whether now existing or hereafter occurring) by the Borrower of Section 8.1(q)(ii) of the Credit Agreement as a result of the Borrower maintaining less than $9,000,000 of Unrestricted Cash on the last day of each calendar month during the Waiver Period, provided that the Borrower maintains at least $7,500,000 of

Unrestricted Cash on the last day of February 2022 and at least $9,000,000 on the last day of each calendar month thereafter during the Waiver Period;
(c) defer the prepayment obligation under Section 4.4(b) of the Credit Agreement to permit the Credit Parties to pay to the Lender the net proceeds of any Mill Asset Sales on the earlier of (i) the date on which the Borrower completes a private placement or other offering or issuance of its equity securities (the “Offering Date”) and (ii) March 31, 2022, provided that, the net proceeds of any Mill Asset Sales made in accordance with the Credit Agreement which occur after the foregoing deferred payment date shall be paid to the Lender no later than five days after the date on which such net proceeds are received by the applicable Credit Party;
(d) [RESERVED]
(e) extend the payment due date for the Feb Additional Interest Payment pursuant to Section 2.9 of the Credit Agreement from February 28, 2022 to the earlier of (i) the Offering Date and (ii) March 31, 2022;
(f) extend the payment due date for the Feb Principal Payment pursuant to Section 4.1 of the Credit Agreement to the earlier of (i) the Offering Date and (ii) March 31, 2022;
(g) waive Section 9.1(a) of the Credit Agreement (and any corresponding Default or Event of Default) with respect to any default (whether now existing or hereafter occurring) by the Borrower of Sections 2.7, 2.9 or 4.1 of the Credit Agreement as a result of the Borrower failing to pay the Feb Additional Interest Payment or the Feb Principal Payment, as applicable, by February 28, 2022, provided that the Borrower makes such payments on or before the earlier of (i) the Offering Date and (ii) March 31, 2022.
Accordingly, we hereby:
(a) waive Section 8.1(q)(ii) of the Credit Agreement and the Borrower’s obligation to maintain at least $9,000,000 of Unrestricted Cash on the last day of each calendar month during the Waiver Period, provided, that the Borrower has at least $7,500,000 of Unrestricted Cash on the last day of February 2022 and at least $9,000,000 on the last day of each calendar month thereafter during the Waiver Period;
(b) waive Section 9.1(c) of the Credit Agreement (and any corresponding Default or Event of Default) with respect to any default (whether now existing or hereafter occurring) by the Borrower of Section 8.1(q)(ii) of the Credit Agreement as a result of the Borrower maintaining less than $9,000,000 of Unrestricted Cash, provided, that the Borrower maintains at least $7,500,000 of Unrestricted Cash on the last day of February 2022 and at least $9,000,000 on the last day of each calendar month thereafter during the Waiver Period;
(c) defer the prepayment obligation under Section 4.4(b) of the Credit Agreement in respect of the net proceeds of any Mill Asset Sales to the earlier of (i) the Offering Date and (ii) March 31, 2022, provided that, the net proceeds of any Mill Asset Sales made in accordance with the Credit Agreement which occur after the foregoing payment date shall be paid to the Lender no later than five days after the date on which such net proceeds are received by the applicable Credit Party;
(d) [RESERVED]
(e) extend the payment due date for the Feb Additional Interest Payment pursuant to Section 2.9 of the Credit Agreement to the earlier of (i) the Offering Date and (ii) March 31, 2022;

(f) extend the payment due date for the Feb Principal Payment pursuant to Section 4.1 of the Credit Agreement to the earlier of (i) the Offering Date and (ii) March 31, 2022; and
(g) waive Section 9.1(a) of the Credit Agreement (and any corresponding Default or Event of Default) with respect to any default (whether now existing or hereafter occurring) by the Borrower of Section 2.7, 2.9 or 4.1 of the Credit Agreement as a result of the Borrower failing to pay the Feb Additional Interest Payment or Feb Principal Payment, as applicable, by February 28, 2022, provided that the Borrower make such payments on or before the earlier of (i) the Offering Date and (ii) March 31, 2022.
The Borrower acknowledges and agrees that (i) the foregoing waivers described in clauses (a) and (b) of the immediately preceding paragraph will terminate on the earlier of (A) the end of the Waiver Period and (B) immediately upon any failure by the Borrower to maintain at least $7,500,000 of Unrestricted Cash on the last day of February 2022 or at least $9,000,000 on the last day of each calendar month thereafter during the Waiver Period and (ii) any such failure by the Borrower to maintain at least $7,500,000 of Unrestricted Cash on the last day of February 2022 or at least $9,000,000 on the last day of each calendar month thereafter during the Waiver Period shall constitute an immediate Event of Default under Section 9.1(c) of the Credit Agreement. The Borrower further acknowledges and agrees that any failure to pay the amounts referred to or contemplated in any of clauses (c), (e) and (f) of the immediately preceding paragraph shall, notwithstanding any other term of the Credit Agreement, constitute an immediate Event of Default. The Borrower acknowledges and agrees that (i) the foregoing waivers described in clause (g) of the immediately preceding paragraph will terminate immediately upon any failure by the Borrower to pay the Feb Additional Interest Payment or the Feb Principal Payment on the due dates set out in clauses (e) and (f) of the immediately preceding paragraph, as applicable, and (ii) any such failure by the Borrower to pay the Feb Additional Interest Payment or the Feb Principal Payment on the due dates set out in clauses (e) and (f) of the immediately preceding paragraph, as applicable, shall constitute an immediate Event of Default under Section 9.1(a) of the Credit Agreement.
The Borrower represents and warrants that no Default or Event of Default has occurred and is continuing.
The foregoing waivers set forth herein are limited to the provisions and circumstances specifically described herein and nothing in any such waiver is intended or shall be construed to be a waiver by the Lender of any Default or Event of Default (except those described herein above) which may currently exist or hereafter occur. The granting of such waivers shall not affect any other provisions of the Credit Agreement or any other Facility Document and shall not establish a course of dealing between the Borrower and the Lender.
Except as herein modified, the Credit Agreement shall remain in full force and effect. By signing this Waiver and Amendment, each Credit Party confirms that any Security Document or guarantee created or given by it under a Facility Document will continue in full force and effect notwithstanding the waivers given by the Lender under this Waiver and Amendment.
In consideration of our agreement to provide the consents and waivers set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Owner hereby waives and terminates its Reduction Right under and as defined in the Royalty Agreement and, in furtherance thereof, the Royalty Agreement Parties hereby agree to amend the Royalty Agreement as follows:
(a)    the definition of “Reduction Right” is hereby deleted in its entirety; and

(b)    Section 3(b) of the Royalty Agreement is hereby amended and restated in its entirety to read as follows, “(b)     Intentionally Omitted.”
Except as herein modified, the Royalty Agreement shall remain in full force and effect. By signing this Waiver and Amendment, each Royalty Agreement Party confirms that any security interest created or given by it thereunder will continue in full force and effect.
The Credit Parties hereby agree to promptly on demand pay the Lender the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation and execution of this Waiver and Amendment.
This Waiver and Amendment and each of the Prior Waivers constitutes a Financing Document.
This Waiver and Amendment, solely as it relates to the Royalty Agreement and the amendment thereof, shall be shall be governed by and construed in accordance with the laws of the State of Nevada, and as it relates to the Credit Agreement, any other Facility Document, any waiver thereunder or otherwise, shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.
This Waiver and Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Lender, the Royalty Agreement Parties and their respective successors and permitted assigns. This Waiver and Amendment, solely as it relates to the Royalty Agreement, may not be assigned by the Credit Parties without the prior written consent of the Royalty Payee, and as it relates to the Credit Agreement, any other Facility Document or otherwise, may not be assigned by the Credit Parties without the prior written consent of the Lender.
This Waiver and Amendment may be executed by facsimile or other electronic means and in counterparts, each of which shall be considered an original and which taken together shall constitute a single agreement.
[Remainder of page intentionally left blank.]

Very truly yours,
SPROTT PRIVATE RESOURCE LENDING II (COLLECTOR), LP, by its general partner, SPROTT RESOURCE LENDING CORP.

Per: /s/Narinda Nagra
    Authorized Signatory
Per: /s/Jim Grosdanis
    Authorized Signatory
SPROTT PRIVATE RESOURCE LENDING II (CO) INC.
By: /s/ Narinda Nagra
Name: Narinda Nagra
Title: Managing Partner
By: /s/ Jim Grosdanis
Name: Jim Grosdanis
Title: Managing Partner

ACKNOWLEDGED AND AGREED BY:

HYCROFT MINING HOLDING CORPORATION

By: /s/ Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
    Chief Financial Officer

AUTAR GOLD CORPORATION (f/k/a Muds Acquisition Sub, Inc.)

By: /s/ Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
    Chief Financial Officer

Waiver and Amendment Signature Page

AUXAG MINING CORPORATION (f/k/a Muds Holdco, Inc.)

By: /s/ Stanton Rideout
Name: Stanton Rideout
Title: Executive Vice President and
    Chief Financial Officer

HYCROFT RESOURCES & DEVELOPMENT, LLC

By: /s/ Stanton Rideout
Name: Stanton Rideout
Title:     Executive Vice President and
    Chief Financial Officer

ALLIED VGH LLC

By: /s/ Stanton Rideout
Name: Stanton Rideout
Title:    Executive Vice President and
    Chief Financial Officer

Waiver and Amendment Signature Page